At RFMD®		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE
October 23, 2012

RF MICRO DEVICES® DELIVERS SEQUENTIAL GROWTH IN QUARTERLY REVENUE AND EARNINGS PER SHARE

Company Expects December Quarterly Revenue To Be Approximately $245 Million, On Diversification, Category Expansion, And Content Gains

GREENSBORO, N.C., October 23, 2012

Quarterly Highlights:

▪	September 2012 Quarterly Revenue Increases Sequentially To $209.7 Million

▪	GAAP Gross Margin Equals 31.7% And Non-GAAP Gross Margin Expands 110 Basis Points To 35.2%

▪	GAAP Diluted EPS Is ($0.06), And Non-GAAP Diluted EPS Is $0.03

▪	RFMD Anticipates Revenue Of Approximately $245 Million And Non-GAAP EPS Of Approximately $0.06 In The December 2012 Quarter

RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies, today reported financial results for the Company's fiscal 2013 second quarter, ended September 29, 2012.

RFMD's second quarter revenue increased sequentially by approximately 3.5% to $209.7 million, versus $202.7 million in the prior quarter. The sequential revenue growth was primarily the result of sales growth in RFMD's Cellular Products Group (CPG), reflecting diversification, category expansion, and content gains in 3G/4G components.

On a GAAP basis, gross margin totaled 31.7%, quarterly operating loss was ($10.2) million, and quarterly net loss was ($16.5) million, or ($0.06) per diluted share. On a non-GAAP basis, gross margin expanded 110 basis points sequentially to 35.2%, quarterly operating income totaled $9.2 million, and quarterly net income was $7.8 million, or $0.03 per diluted share.

Strategic Highlights

▪	RFMD continued to increase its content in the world's leading smart devices and reference designs

▪	CPG commenced volume shipments of 3G/4G LTE components to multiple customers in support of multiple flagship smartphones

▪	CPG increased sales of 3G/4G components to greater than 75% of revenue

▪	RFMD's Multi-Market Products Group (MPG) grew WiFi revenue more than 15% quarter over quarter

▪	MPG commenced production shipments of high-performance 802.11n WiFi front ends in support of multiple applications, including smartphones, tablets, enterprise equipment, and consumer products

▪	MPG captured a high-performance 802.11ac WiFi front end design win in support of a leading smartphone manufacturer

GAAP RESULTS
(in millions, except
percentages and per	Q2 Fiscal	Q1 Fiscal	Change		Q2 Fiscal	Change
share data)	2013	2013	vs. Q1 2013		2012	vs. Q2 2012
Revenue	$209.7	$202.7	3.5%		$243.8	(14.0)%
Gross Margin	31.7%	31.7%	—	ppt	37.1%	(5.4)	ppt
Operating (Loss) Income	$(10.2)	$(12.9)	$2.7		$23.0	$(33.2)
Net (Loss) Income	$(16.5)	$(19.1)	$2.6		$14.3	$(30.8)
Diluted EPS	$(0.06)	$(0.07)	$0.01		$0.05	$(0.11)

NON-GAAP RESULTS
(excluding share-based compensation, amortization of intangibles, loss on an asset transfer transaction, intellectual property rights (IPR) litigation costs, inventory revaluation resulting from transfer of molecular beam epitaxy (MBE) operations, start-up costs, loss on retirement of convertible subordinated notes, restructuring charges, (gain) loss on PP&E, loss (income) from equity investment, and non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q2 Fiscal	Q1 Fiscal	Change		Q2 Fiscal	Change
share data)	2013	2013	vs. Q1 2013		2012	vs. Q2 2012
Gross Margin	35.2%	34.1%	1.1	ppt	39.1%	(3.9)	ppt
Operating Income	$9.2	$3.9	$5.3		$37.4	$(28.2)
Net Income	$7.8	$2.7	$5.1		$31.1	$(23.3)
Diluted EPS	$0.03	$0.01	$0.02		$0.11	$(0.08)

Financial Outlook and Business Commentary

RFMD expects sequential revenue growth in the December quarter, reflecting continued diversification, category expansion, and content gains, combined with the benefit of multiple new customer product ramps.

RFMD currently believes the demand environment in its end markets supports the following expectations and projections for the December 2012 quarter:

▪	RFMD expects quarterly revenue to increase sequentially approximately 17% to $245 million

▪	RFMD expects a non-GAAP tax rate of approximately 20%

▪	RFMD expects non-GAAP EPS of approximately $0.06

RFMD's actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments from Management

Bob Bruggeworth, president and CEO of RFMD, said, “RFMD's September quarterly results highlight our product and technology leadership and the strength of our multi-pronged growth strategy of diversification, category expansion, and content gains. Of note, sales of RFMD's 3G/4G cellular components grew to more than 75% of total CPG revenue in the September quarter, led by PowerSmart®, our ultra-high efficiency 3G/4G PAs, and our new switch-based solutions in support of flagship LTE devices.

“In the December quarter, we expect robust sequential growth in 3G/4G components across a broad set of products and customers. We are increasing our content in the world's leading baseband reference designs and smart devices, and we expect to outpace the rate of growth of our underlying markets, beginning in the December quarter and continuing into calendar 2013.”

Dean Priddy, CFO and vice president of administration of RFMD, said, “RFMD's key R&D investments are beginning to produce share gains and broad-based revenue growth. With this growth, we have begun to see robust leverage in RFMD's financial model. In the December quarter, we plan to grow revenue faster than our underlying markets, and we anticipate our sequential growth in operating income will substantially outpace our sequential growth in revenue. In addition, we anticipate continued improvement in multiple balance sheet metrics, supported by a substantial increase in free cash flow.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables on page 9 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations" tables on page 10.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, the inventory revaluation resulting from the transfer of our MBE operations, and other non-cash expenses, including adjustments for restructuring charges. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to the inventory revaluation resulting from the transfer of our MBE operations, as well as other non-cash expenses, including restructuring charges, do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude share-based compensation expense, amortization of intangible assets, loss on an asset transfer transaction, IPR litigation costs, the inventory revaluation resulting from the transfer of our MBE operations, other non-cash expenses, restructuring charges, (gain) loss on PP&E and start-up costs. We believe that presentation of a measure of operating income (loss) and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that a loss on an asset transfer transaction, IPR litigation costs, the inventory revaluation resulting from the transfer of our MBE operations, other non-cash expenses, restructuring charges, (gain) loss on PP&E and start-up costs do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, loss on an asset transfer transaction, IPR litigation costs, the inventory revaluation resulting from the transfer of our MBE operations, other non-cash expenses, restructuring charges, (gain) loss on PP&E, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes, loss (income) from equity investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income (loss) and net income (loss) per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, IPR litigation costs, other non-cash expenses and restructuring charges. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that IPR litigation costs, as well as other non-cash expenses and restructuring charges do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. RFMD defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus the principal amount of RFMD's convertible subordinated notes. Management believes that net debt or positive net cash provides useful information regarding the level of RFMD's indebtedness by reflecting cash and investments that could be used to repay debt.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today's press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under Investors”). A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3030 and entering pass code 4567595.

About RFMD

RF Micro Devices, Inc. (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or WiFi), cable television (CATV)/broadband, Smart Energy/advanced metering infrastructure (AMI), and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES®, RFMD® and PowerSmart® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

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[Tables To Follow]

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Revenue	$209,671	$243,811	$412,331	$458,002

Costs and expenses:
Cost of goods sold	143,136	153,418	281,542	289,441
Research and development	41,968	36,961	83,544	73,545
Marketing and selling	16,238	15,828	33,116	30,854
General and administrative	18,593	14,629	31,988	26,159
Other operating (income) expense	(114)	(46)	5,158	129
Total costs and expenses	219,821	220,790	435,348	420,128

(Loss) income from operations	(10,150)	23,021	(23,017)	37,874
Other expense	(2,997)	(2,506)	(6,452)	(5,928)

(Loss) income before income taxes	$(13,147)	$20,515	$(29,469)	$31,946
Income tax expense	(3,309)	(6,205)	(6,126)	(8,704)

Net (loss) income	$(16,456)	$14,310	$(35,595)	$23,242

Net (loss) income per share, diluted	$(0.06)	$0.05	$(0.13)	$0.08

Weighted average outstanding diluted shares	278,105	282,711	277,625	282,944

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	September 29, 2012	June 30, 2012	October 1, 2011

GAAP operating (loss) income	$(10,150)	$(12,867)	$23,021
Share-based compensation expense	9,546	5,746	9,784
Amortization of intangible assets	4,752	4,572	4,597
Loss on an asset transfer transaction	—	5,042	—
IPR litigation costs	2,775	743	—
Inventory revaluation resulting from transfer of MBE operations	2,436	82	—
Other (income) expenses (restructuring, (gain) loss on PP&E, start-up costs and other non-cash expenses)	(114)	570	(45)
Non-GAAP operating income	9,245	3,888	37,357

GAAP net (loss) income	(16,456)	(19,139)	14,310
Share-based compensation expense	9,546	5,746	9,784
Amortization of intangible assets	4,752	4,572	4,597
Loss on an asset transfer transaction	—	5,042	—
IPR litigation costs	2,775	743	—
Inventory revaluation resulting from transfer of MBE operations	2,436	82	—
Other (income) expenses (restructuring, (gain) loss on PP&E, start-up costs and other non-cash expenses)	(114)	570	(45)
Loss on retirement of convertible subordinated notes	2,034	722	—
Non-cash interest expense on convertible subordinated notes	1,457	1,805	2,332
(Loss) income from equity investment	(10)	102	13
Tax adjustments	1,406	2,442	112

Non-GAAP net income	$7,826	$2,687	$31,103

GAAP weighted average outstanding diluted shares	278,105	277,144	282,711
Diluted share-based awards	3,218	5,043	—
Non-GAAP weighted average outstanding diluted shares	281,323	282,187	282,711

Non-GAAP net income per share, diluted	$0.03	$0.01	$0.11

	Three Months Ended
	September 29, 2012		June 30, 2012		October 1, 2011
GAAP gross margin	$66,535	31.7%	$64,254	31.7%	$90,393	37.1%
Adjustment for intangible amortization	3,682	1.8%	3,502	1.7%	3,514	1.4%
Adjustment for share-based compensation	1,201	0.6%	915	0.5%	1,455	0.6%
Inventory revaluation resulting from transfer of MBE operations	2,436	1.1%	82	—%	—	—%
Other expenses	—	—%	340	0.2%	—	—%
Non-GAAP gross margin	$73,854	35.2%	$69,093	34.1%	$95,362	39.1%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands, except percentages)
(Unaudited)

Three Months Ended
Non-GAAP Operating Income	September 29, 2012
(as a percentage of sales)

GAAP operating loss	(4.8)%
Share-based compensation expense	4.5
Amortization of intangible assets	2.3
IPR litigation costs	1.3
Inventory revaluation resulting from transfer of MBE operations	1.2
Other (income) expenses (restructuring and gain on PP&E)	(0.1)
Non-GAAP operating income	4.4%

	Three Months Ended
	September 29, 2012	June 30, 2012	October 1, 2011
GAAP research and development expense	$41,968	$41,576	$36,961
Less:
Share-based compensation expense	1,569	1,442	1,533
Amortization of intangible assets	—	—	13
Non-GAAP research and development expense	$40,399	$40,134	$35,415

	Three Months Ended
	September 29, 2012	June 30, 2012	October 1, 2011
GAAP marketing and selling expense	$16,238	$16,878	$15,828
Less:
Share-based compensation expense	1,171	1,378	1,546
Amortization of intangible assets	1,070	1,070	1,070
Non-GAAP marketing and selling expense	$13,997	$14,430	$13,212

	Three Months Ended
	September 29, 2012	June 30, 2012	October 1, 2011
GAAP general and administrative expense	$18,593	$13,395	$14,629
Less:
Share-based compensation expense	5,605	2,011	5,250
IPR litigation costs	2,775	743	—
Non-GAAP general and administrative expense	$10,213	$10,641	$9,379

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 29, 2012	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$114,998	$135,524
Short-term investments	91,890	164,863
Accounts receivable, net	115,234	100,446
Inventories	135,980	130,372
Other current assets	47,681	38,162
Total current assets	505,783	569,367

Property and equipment, net	167,555	197,921
Goodwill	94,655	95,628
Intangible assets, net	75,467	65,141
Long-term investments	4,234	4,325
Other non-current assets	33,316	32,202
Total assets	$881,010	$964,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$132,403	$110,580
Current portion of long term debt, net	—	32,759
Other current liabilities	5,378	4,846
Total current liabilities	137,781	148,185

Long-term debt, net	79,539	118,949
Other long-term liabilities	23,980	25,119
Total liabilities	241,300	292,253

Shareholders’ equity	639,710	672,331

Total liabilities and shareholders’ equity	$881,010	$964,584